Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-139692, 333-141608 and 333-142397) and on Form S-8 (No. 333-62072, 333-37810, 333-36518, 333-35464, 333-35470, 333-35462, 333-31668, 333-89887, 333-89889, 333-91558, 333-83502, 333-116452, 333-126114, 333-139408, 333-139255, 333-141854 and 333-142399) of Akamai Technologies, Inc. of our report dated February 29, 2008 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

February 29, 2008